                                                                      EXHIBIT 11


                            DURAKON INDUSTRIES, INC.
                       CALCULATION OF EARNINGS PER SHARE
                                  (UNAUDITED)



                                                                    (In thousands, except per
                                                                         share amounts)

                                                                     THREE MONTHS ENDED JUNE
                                                                    -------------------------
                                                                        1996         1995
                                                                    ----------     ----------
Net earnings available to common stockholders                         $2,757       $3,072
                                                                      ======       ======
Primary

    Average number of shares oustanding                                6,520        6,520

    Add:  Dilutive effect of stock options based
          upon treasury stock method                                     147          169
                                                                      ------       ------

          Total                                                        6,667        6,689
                                                                      ======       ======

          Per share amount                                             $0.42        $0.46
                                                                      ======       ======


Fully diluted

    Average number of shares outstanding                               6,520        6,520

    Add:  Dilutive effect of stock options based
          upon treasury stock method                                     147          169
                                                                      ------       ------
          Total                                                        6,667        6,689
                                                                      ======       ======

          Per share amount                                             $0.42        $0.46
                                                                      ======       ======





Note: This calculation is required by Regulation S-K, Item 601, and is filed as an exhibit under Item 6(b) of Form 10-Q.

                                                                     EXHIBIT 11
                                                                     (cont'd)

                            DURAKON INDUSTRIES, INC.
                       CALCULATION OF EARNINGS PER SHARE
                                  (UNAUDITED)




                                                                         (In thousands, except per
                                                                              share amounts)

                                                                           SIX MONTHS ENDED JUNE
                                                                          ----------------------
                                                                            1996         1995
                                                                          --------     --------
Net earnings available to common stockholders                              $4,895       $5,940
                                                                           ======       ======

Primary

    Average number of shares oustanding                                     6,520        6,520

    Add:  Dilutive effect of stock options based
          upon treasury stock method                                          141          172
                                                                           ------       ------

          Total                                                             6,661        6,692
                                                                           ======       ======


          Per share amount                                                  $0.74        $0.89
                                                                           ======       ======


Fully diluted

    Average number of shares outstanding                                    6,520        6,520

    Add:  Dilutive effect of stock options based
          upon treasury stock method                                          141          172
                                                                           ------       ------
          Total                                                             6,661        6,692
                                                                           ======       ======

          Per share amount                                                  $0.74        $0.89
                                                                           ======       ======





Note: This calculation is required by Regulation S-K, Item 601, and is filed as an exhibit under Item 6(b) of Form 10-Q.